Exhibit 99.1

6/28/23, 9:48 PM Web https://distribute.notified.com/Preview/PnrArticlePreview?r=6380602&l=eng 1/4 First Hawaiian, Inc. Announces Senior Leadership Transitions Your publication date and time will appear here. | Source: First Hawaiian, Inc. HONOLULU, June 29, 2023 (GLOBE NEWSWIRE) -- First Hawaiian, Inc. (NASDAQ FHB) (“First Hawaiian” or the “Company”) announced today the upcoming retirements of three members of its senior leadership team: Vice Chairman and Chief Risk Officer, Ralph Mesick; Vice Chairman and Chief Lending Officer, Lance Mizumoto; and Executive Vice President & Chief Human Resources Officer, Iris Matsumoto. “Ralph, Lance and Iris have been instrumental in the success of our Bank. Their dedication, leadership and embodiment of our culture and relationship strategy have helped guide the organization,” said Bob Harrison, Chairman, President & Chief Executive Officer of First Hawaiian. “In anticipation of their retirement, our succession planning process will help ensure a seamless continuity of their invaluable contributions. Ralph, Lance and Iris have left a legacy of relationship building with our customers, employees and shareholders and we are incredibly grateful for their commitment to preparing their successors for this transition.” In anticipation of these retirements, First Hawaiian is excited to announce the promotions of the individuals that will succeed Ralph, Lance and Iris. Lea Nakamura, our Deputy Chief Risk Officer, will be appointed as Chief Risk Officer, and Darlene Blakeney, Executive Vice President and Division Manager for the Corporate Banking Division of First Hawaiian Bank (the “Bank”) and President of First Hawaiian Leasing, will be appointed as Chief Lending Officer, effective July 1, 2023, and October 1, 2023, respectively. Each will join the First Hawaiian Senior Management Committee upon her respective appointment. Additionally, Gina Anonuevo, Chief Compliance Officer of the Bank, will take over as Chief Human Resources Officer effective December 1, 2023. As Chief Human Resources Officer, Gina will continue to serve as a member of the First Hawaiian Senior Management Committee. ....

6/28/23, 9:48 PM Web https://distribute.notified.com/Preview/PnrArticlePreview?r=6380602&l=eng 2/4 These newly promoted leaders bring a wealth of experience to their respective roles. Ms. Nakamura has over 34 years of banking experience. Prior to serving as Deputy Chief Risk Officer, she served as Treasurer for First Hawaiian Bank and in various roles in the Risk Group. She has experience in additional areas including swaps, foreign exchange, credit analyses, capital and liquidity management and analytics, stress testing and model management. Ms. Blakeney has been with First Hawaiian Bank since 2015 and has a total of over 25 years of banking experience in lending and credit administration. In addition to her banking experience, she served as the Director of Finance and Administration for Hanahau’oli School for nine years. Ms. Anonuevo has served as the Bank’s Chief Compliance Officer since 2011. Prior to that, she served as Director of Audit for the Bank for five years and served as a bank examiner with the FDIC for eight years. Mr. Harrison expressed his enthusiasm about the future of the Company’s leadership, “I am delighted to welcome Lea and Darlene to the senior management team and to welcome Gina to her new role. Lea, Darlene and Gina are highly qualified for their new positions, and each of them has a thoughtful and nuanced understanding of relationship banking and risk management and their importance in our corporate culture. I am confident that each will be able to pick up seamlessly where her predecessor left off and that we will continue the excellent work that has enabled us to serve our customers so well for 165 years.” Mr. Harrison thanked Ralph, Lance and Iris, “All of us at First Hawaiian Bank extend our heartfelt gratitude for your exceptional leadership and dedicated service.” Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, there can be no assurance that actual results will not prove to be

6/28/23, 9:48 PM Web https://distribute.notified.com/Preview/PnrArticlePreview?r=6380602&l=eng 3/4 materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results or performance to differ materially from the forward-looking statements. For a discussion of some of these risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023. First Hawaiian, Inc. First Hawaiian, Inc. (NASDAQ: FHB) is a bank holding company headquartered in Honolulu, Hawaii. Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services. Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com. Media Contact: Lindsay Chambers Vice President & Public Relations Manager First Hawaiian Bank (808) 525-6254 LChambers@fhb.com Investor Relations Contact: Kevin Haseyama, CFA (808) 525-6268 khaseyama@fhb.com Photos accompanying this announcement are available at: https://pr.globenewswire.com/FileDownloader/DownloadFile? source=pnr&fileGuid=ce0614f6-33c5-4e1c-a918-a14bfd2f7c19 https://pr.globenewswire.com/FileDownloader/DownloadFile? source=pnr&fileGuid=81767924-0a5c-4bce-bc2c-2ec0f4e97833 https://pr.globenewswire.com/FileDownloader/DownloadFile? source=pnr&fileGuid=163d2913-af61-474f-b704-f24c7282eed5

6/28/23, 9:48 PM Web https://distribute.notified.com/Preview/PnrArticlePreview?r=6380602&l=eng 4/4 Darlene Blakeney Darlene Blakeney, Executive Vice President and Division Manager for the Corporate Banking Division... Gina Anonuevo Gina Anonuevo, Chief Compliance Officer of the Bank, will take over as Chief Human Resources Officer. Lea Nakamura Lea Nakamura, the Company’s Deputy Chief Risk Officer, will be appointed as Chief Risk Officer.